
                                As filed with the Securities and Exchange Commission on June 20, 2003
                                                                                                     Registration No. 333-
===================================================================================================================================

                                            SECURITIES AND EXCHANGE COMMISSION
                                                 Washington, D.C. 20549
                                                --------------------------

                                                        FORM S-8
                                                  REGISTRATION STATEMENT
                                                         Under
                                                THE SECURITIES ACT OF 1933
                                                --------------------------

                                                   SILGAN HOLDINGS INC.
                                   (Exact name of registrant as specified in its charter)

                               Delaware                                             06-1269834
                       (State of Incorporation)                        (I.R.S. Employer Identification No.)

                                                    4 Landmark Square
                                               Stamford, Connecticut 06901
                                         (Address of principal executive offices)
                                                --------------------------

                                                   Silgan Holdings Inc.
                                      2002 Non-Employee Directors Stock Option Plan
                                                   (Full title of plan)
                                                --------------------------

                                                   Frank W. Hogan, III
                                          Senior Vice President, General Counsel
                                                      and Secretary
                                                   Silgan Holdings Inc.
                                                     4 Landmark Square
                                                Stamford, Connecticut 06901
                                                      (203) 975-7110
                             (Name and address of agent for service, including telephone number)
                                                --------------------------

                                                       Copy to:
                                                Pillsbury Winthrop LLP
                                                 695 East Main Street
                                           Stamford, Connecticut 06904-6760
                                                   (203) 348-2300
                                            Attention: Robert J. Rawn, Esq.

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                Amount      Proposed maximum    Proposed maximum       Amount of
            Title of securities                 to be        offering price    aggregate offering    registration
              to be registered                registered       per share             price               fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        12,000 (1)       $31.85 (2)        $  382,200 (2)       $ 30.92 (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        48,000 (1)       $29.73 (3)        $1,427,040 (3)       $115.45 (3)
--------------------------------------------------------------------------------------------------------------------
   Total                                      60,000                             $1,809,240           $146.37
====================================================================================================================
-------------------------


     (1)  Of the 60,000 shares of Common Stock available under the Plan, as of the date hereof, options with respect to an  aggregate of 12,000  shares of  Common  Stock  have been  issued  and  options  with  respect to an aggregate of 48,000 shares of Common Stock remain available for the grant of future awards.
     (2)  The  proposed  maximum  offering  price per  share,  proposed  maximum aggregate offering price and amount of registration fee for the 12,000 shares of  Common Stock issuable with  respect to options granted under the Plan as of the date hereof were calculated pursuant  to Rule 457(h) under the Securities  Act of 1933, as amended, based on the weighted average exercise price for such options.
     (3)  The  proposed  maximum  offering  price per  share,  proposed  maximum aggregate offering price and amount of registration fee for the 48,000 shares of  Common Stock available  for the grant of  future awards were calculated  pursuant to Rule 457(h) under the Securities Act of 1933, as amended,  based on the average of the high  and low sales  prices of  the Common Stock on June 17,  2003 as quoted  on the  Nasdaq  National
          Market System.


                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS

     Note: The documents containing the information specified in this Part I will be sent or given to non-employee directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.

         See Note above.

Item 2.  Registrant Information and Employee Plan Annual Information.

         See Note above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed by Silgan Holdings Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-22117).

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 000-22117).

     3. The Registrant's Current Report on Form 8-K filed on January 3, 2003 (File No. 000-22117).

     4. The Registrant's Current Report on Form 8-K filed on March 5, 2003 (File No. 000-22117).

     5. The Registrant's Current Report on Form 8-K filed on March 31, 2003 reporting information under Item 5 (File No. 000-22117).

     6. Description of the Registrant's Common Stock contained in the registration statement filed with the Commission under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than any portion of a Current Report on Form 8-K reporting information under Items 9 and/or 12 of that Form (and any related exhibits), shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that any documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration
Statement is in effect and prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Common Stock being registered hereunder has been registered pursuant to
Section 12 of the 1934 Act and a description of the Common Stock is incorporated by reference into the Registrant's registration statement filed with the Commission under the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Restated Certificate of Incorporation and Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

          (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2)  The undersigned Registrant hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 20th day of June, 2003.

                                        SILGAN HOLDINGS INC.


                                        By: /s/ R. Philip Silver
                                        ------------------------
                                        R. Philip Silver
                                        Chairman of the Board and
                                        Co-Chief Executive Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Philip Silver and D. Greg Horrigan, and each or any of them, his true and lawful attorney-in-fact and to act for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Silgan Holdings Inc., and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


Signature                              Title                         Date
---------                              -----                         ----


/s/ R. Philip Silver        Chairman of the Board and             June 20, 2003
----------------------      Co-Chief Executive Officer
(R. Philip Silver)          and Director
                            (Principal Executive Officer)

/s/ D. Greg Horrigan        President, Co-Chief Executive         June 20, 2003
----------------------      Officer and Director
(D. Greg Horrigan)          (Principal Executive Officer)

Signature                              Title                         Date
---------                              -----                         ----



/s/ Leigh J. Abramson
----------------------               Director                     June 20, 2003
(Leigh J. Abramson)


/s/ John W. Alden
----------------------               Director                     June 20, 2003
(John W. Alden)


/s/ Jeffrey C. Crowe
----------------------               Director                     June 20, 2003
(Jeffrey C. Crowe)


/s/ Edward A. Lapekas
----------------------               Director                     June 20, 2003
(Edward A. Lapekas)


/s/ Anthony J. Allott       Executive Vice President and          June 20, 2003
----------------------      Chief Financial Officer
(Anthony J. Allott)         (Principal Financial Officer)


/s/ Nancy Merola            Vice President and Controller         June 20, 2003
----------------------      (Principal Accounting Officer)
(Nancy Merola)

================================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                  EXHIBITS

                                 filed with

                            Registration Statement

                                     on

                                  Form S-8

                                    under

                         The Securities Act of 1933

                            ----------------------


                            Silgan Holdings Inc.
                 2002 Non-Employee Directors Stock Option Plan


                            SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)






================================================================================

                                  EXHIBIT INDEX

       Silgan Holdings Inc. 2002 Non-Employee Directors Stock Option Plan


Exhibit
Number                                 Description
------                                 -----------

*4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

*4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

5              Opinion of Pillsbury Winthrop LLP.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Pillsbury Winthrop LLP (included in Exhibit 5).

24             Power of Attorney (contained on the signature page hereof).

*99 Silgan Holdings Inc. 2002 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.23 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 000-22117).
 ------------------------------------

       *  Incorporated by reference.